                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the Collection Division of CRW Financial, Inc.'s balance sheet at December 31, 1996, and the related statements of operations, Division equity and cash flows for each of the two years in the period ended December 31, 1996, (and to all references to our Firm) included in or made a part of this registration statement.


                                                        /s/ Arthur Andersen LLP
                                                       -------------------------

Philadelphia, Pa.
  June 10, 1997